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                                                                   Exhibit 10.15

                         ENVIRONMENTAL POWER CORPORATION

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                            INDEMNIFICATION AGREEMENT
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         AGREEMENT made this 12th day of February, 2002, between Environmental
Power Corporation (the "Corporation"), and Joseph Cresci, Donald Livingston and William D. Linehan, and their successors (each, an "Indemnified Person", and, collectively, the "Indemnified Persons") in their capacities as either fiduciaries or agents of all employee welfare benefit plans of the Corporation, employee pension benefit plans of the Corporation and benefit plans of the Corporation (the "Plans") as defined in Section 3(1), Section 3(2) and Section 3(3) of the Employee Retirement Income Security Act of 1974, as follows:

         The Corporation shall indemnify the Indemnified Persons against any loss, liability, cost or other expense, including, but not limited to, the payment of reasonable attorneys' fees, that may be incurred in the future or may have been incurred at any time in the past in connection with the Plans, unless such loss, liability, cost or other expense (whether direct or indirect) arises or arose from the willful and gross negligence, malfeasance or misfeasance of an Indemnified Person.

         The Corporation shall indemnify the Indemnified Persons against any loss, liability, cost or other expense, including, but not limited to, the payment of reasonable attorneys' fees, because of any investment action or other action taken or omitted by the Indemnified Persons including investment decisions and governmental filings, taken in their capacities as fiduciaries of the Plans in accordance with any direction of the Corporation or a plan participant of the Plans; any investment action taken or omitted by the Indemnified Persons in such capacities in accordance with any direction of a participant, former participant or beneficiary with respect to assets of the Plans subject to such direction; or any investment action taken or omitted by the Indemnified Persons in such capacities in the absence of

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directions from the Corporation or the Administrator of the Plans, or from a participant, former participant or beneficiary with respect to assets of the Plans subject to such direction; unless such loss, liability, cost or other expense arises from the willful and gross negligence, malfeasance or misfeasance by the Indemnified Persons.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                         ENVIRONMENTAL POWER CORPORATION

                                         By:  /s/ Joseph E. Cresci
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                                               Joseph E. Cresci, Chief Executive
                                               Officer

ATTEST:

William D. Linehan